UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2008

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50364	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona		85711
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) New Independent Auditor

(i) On April 22, 2008, The Providence Service Corporation (the “Company”), upon the approval of the Audit Committee of its Board of Directors, engaged KPMG LLP (“KPMG”) as the Company’s new independent accountants to audit the Company’s financial statements for the year ending December 31, 2008. KPMG has not audited the Company’s financial statements in the two most recent fiscal years or any interim period. During the Company’s two most recent fiscal years and the subsequent interim period through April 22, 2008, the Company consulted with KPMG regarding the application of accounting principles covering the Company’s purchase price accounting and issuance of convertible senior subordinated notes in connection with the Company’s acquisition of Charter LCI Corporation (“Charter LCI”) in December 2007. Due to the size and complexity of this transaction, KPMG was consulted with respect to the application of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” to the Company’s allocation of the purchase price to acquire Charter LCI. In addition, KPMG provided guidance with respect to the application of Accounting Principle Board Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrant,” SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and associated accounting principles literature to the Company’s issuance of convertible senior subordinated notes in connection with the Company’s acquisition of Charter LCI. The Company also consulted with KPMG regarding the balance sheet classification of a non-controlling interest in the form of convertible preferred shares which were issued in connection with the Company’s acquisition of WCG International Ltd. in 2007. In addition, the Company also consulted with KPMG regarding the application of SFAS No. 109, “Income Taxes” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” in connection with the preparation of the Company’s income tax provision. Decisions regarding the accounting treatment of these items were made by the Company based upon the interpretive guidance provided by KPMG related to the application of applicable accounting principles. The Company’s accounting for the above mentioned matters was consistent with the views provided by KPMG. Except for the consultations described above, during the period referred to above, the Company did not consult with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements. In addition, the Company has not consulted KPMG regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K) during the two most recent fiscal years and the subsequent interim period through April 22, 2008. In the course of its discussions concerning the appointment, the Company did provide and discuss with KPMG the information with respect to the dismissal of the Company’s former independent accounting firm included in the Company’s Current Report on Form 8-K which was filed with Securities and Exchange Commission on April 18, 2008.

(ii) The Company requested KPMG to review this Current Report on Form 8-K and provided KPMG with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in this Current Report on Form 8-K. KPMG has advised the Company that it has reviewed this Current Report on Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: April 24, 2008	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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